                                Town of Clarence

                                   FRANCHISE

                                   AGREEMENT

STATE OF NEW YORK

Town of Clarence, County of Erie

         This FRANCHISE AGREEMENT made this 25th day of April, 1995 between the Incorporated Town of Clarence (hereinafter called "Clarence") and Cable TV Fund 11-B, LTD., a Colorado limited partnership doing business as Jones Intercable Inc., (hereinafter called "Franchisee").

         WHEREAS Franchisee wishes to construct, maintain and operate a cable television system in Clarence; and

         WHEREAS the construction, maintenance and operation of said cable television system involves the use and occupation by Franchisee of the streets, thoroughfares and other public rights-of-way belonging to Clarence; and

         WHEREAS the technical ability, financial condition and character of Franchisee and its principals have been considered and approved by the Town Board of Clarence in full public proceedings affording due process; and

         WHEREAS, by resolution of the Town Board dated April 12,1995, Clarence has granted a renewal of the non-exclusive cable television franchise to Franchisee and authorized the Town Supervisor or other designated representative of the Town Board to execute the instant FRANCHISE AGREEMENT with Franchisee upon the terms hereinafter set forth; and

         WHEREAS, the instant FRANCHISE AGREEMENT complies with the franchise standards required by the New York State Commission of Cable Television and the Federal Communications Commission;

         NOW, THEREFORE, in consideration of the mutual conditions and covenants contained herein:

         IT IS MUTUALLY AGREED AS FOLLOWS:

         1. Grant

         Clarence hereby grants to Franchisee, its successors and assigns the non-exclusive right and privilege to erect and place in Clarence and to construct, maintain and operate in, over or under the present and future streets, sidewalks, alleys, public land and places and highways in or of Clarence, towers, poles, lines, cables, necessary wiring and other apparatus for the purpose of transmitting, receiving, amplifying and distributing telephone, telegraph, television, data, radio signals and other video and aural programming and communications services within said Clarence and to the inhabitants thereof. Any and all towers intended to be erected shall be subject to the prior approval of the Town Board of Clarence. No antennas nor poles shall exceed the height of existing utility poles without the prior approval of the Town Board. All installations shall comply with Clarence ordinances and federal, state and local laws and regulations.

         2. Term

         The term of this Agreement shall be for a period of ten (10) years from June 11,1995.

         3. Franchise Area

         The franchise rights and obligations set forth in this Agreement shall be applicable to the present territorial limits of the Town of Clarence and to any area added thereto during the term of this Agreement.

         4. Construction

         (a) Franchisee shall construct and maintain its cable system in a safe and reliable manner.

         (b) The population density shall be established at a minimum of 25 dwelling units per aerial mile of cable for years 1 thru 5 of this franchise. During years 6 - 10 of this franchise the population density shall be established at 20 dwelling units per aerial mile of cable. Areas adjoining existing cable plant meeting the above density requirements shall be cabled without a contribution in aid of construction by subscribers. Areas not immediately adjoining the cable plant and whose population density is less than the number of dwelling units per lineal mile of aerial cable established above, shall be considered to be located in a line extension area. Subscribers residing in such an area and who are willing to contribute to the cost of construction shall be entitled to services in accordance with the following formula C/LE -CA/P = SC.

C = The actual cost of new construction in the line extension area;

LE = The number of dwelling units requesting service in the line extension area;

CA = The average cost of construction per mile in the primary service area;

P = The minimum number of dwelling units per mile which would require the franchisee to provide service in the primary service area. This is determined by taking the minimum number, or the average (which is determined by dividing the number of dwelling units in the primary service area by the number of lineal miles of cable in the same area) whichever of the two numbers is lower;

SC = Subscriber contribution in aid of construction in the line extension area.

         (c) Franchisee shall construct its cable system using materials of good and durable quality, and all work involved in construction, installation, maintenance, and repair of the cable system shall be performed in a safe, thorough, and reliable manner.

         (d) New subdivisions where cable facilities have been installed in joint trench with power and/or telephone that are located within cabled areas shall have service activated when the number of occupied homes equals 25% of the planned lots in the subdivision. The calculation of the percentage occupied will be determined based on the area where cable facilities have been placed in joint trench rather than including future phases of the subdivision in the lots calculation.

         (e) The Clarence Cable Committee may schedule two construction meetings per year, 1.) in September to provide input to the Franchisee on future home construction and any cable construction requests received by the commission and 2.) in March for the Franchisee to update the Commission on construction plans.

         (f) Operator may, in its discretion, solicit door to door for the purpose of selling Operator's services. Operator shall provide Franchisee with thirty (30) days advance written notice of its intent to solicit door to door. Operator may survey and solicit door to door in areas not serviced by Franchisee for the purpose of determining the feasibility of providing service to said area by giving Clarence advanced notice verbally.

         5. Subscriber Rates

         (a) The Franchisee may make such charges for services provided to subscribers as are permitted by Federal, State, or Local law. Under this subsection, neither party surrenders any other rights or obligations due them under any other Federal, State, or Local statute rule or regulation.

         (b) Any subscriber over 65 years of age who is the principal resident of the service dwelling will be entitled to a discount of 10% on basic cable television services, including initial installation. This discount will be extended to the Limited Basic customer and the Basic Plus customer. Franchisee shall establish a procedure for subscribers to apply for this discount.

         (c) The Town Hall, Town Library, all public schools, Senior Center, and Youth Center within Clarence which are in areas meeting the density requirements of section 4(b) will receive one free outlet and free Basic Plus Service.

         (d) Franchisee agrees to seek the Clarence Cable Commission's input during regularly scheduled meetings on any programming changes. Franchisee will consult with the Town's representative prior to customer notification of planned changes so long as the changes are within the Franchisee's control. Both parties agree that the input and notification process in no way abridges Franchisee' rights to make programming decisions. Franchisee shall have the right to conduct door to door sales for the purpose of selling Franchisee's products. All telemarketers shall act in professional and courteous manner. To the extent, that Clarence should receive citizen complaints regarding door to door telemarketers, Franchisee agrees to work closely with Clarence to correct the complaints and to prevent future complaints from occurring.

         (e) Franchisee agrees to make available to the Clarence High School production equipment, not to exceed twenty five thousand ($25,000) in value, to allow the school to originate programming from the high school. Clarence agrees that if at least twenty (20) hours of programming in the first year, twenty eight (28) hours of programming the second year and forty (40) hours of programming in the third year and each year thereafter, is not made available to Franchisee for cablecast per school year, the franchisee, at its option, may remove the equipment for use at a another location. Equipment will be made available no latter than the start of the 1995 school year. Franchisee agrees to provide one (1) preventive maintenance service per year for the above provided production equipment. Franchisee is not responsible for any damages caused by the users actions, direct or indirect, negligence, or lack of action.

         6. Complaints

         (a) Franchisee shall maintain an office with a listed telephone number within the Village of Lancaster for the purpose of receiving and responding to cable television subscriber complaints.

         (b) All subscriber complaints or trouble calls shall receive investigative action on the same day such complaint or call is received at the local office, if possible, but in no case later than the following business day. Subscriber complaints and trouble calls shall be processed in compliance with the standards set forth in Section 596.8 of the rules and regulations of the New York State Commission on Cable Television.

         (c) Franchisee shall provide notice to each subscriber, at intervals of not more than one year, of the procedure for reporting and resolving subscriber complaints. (Such notice may be written or by such other means as the State Commission on Cable Television may from time to time approve.)

         7. Prohibition of Abandonment

Franchisee shall provide continuous cable television service during the term of this agreement and shall at no time during the term of this agreement abandon or cease to operate its cable system.

         8. Indemnification and Insurance

         (a) Franchisee shall indemnify and save Clarence harmless from all losses sustained by Clarence on account of any suit, judgment, execution, claim, damage, or demand whatsoever occasioned by or arising out of the construction, erection, maintenance, repair, or operation of Franchisee's cable television system or the exercise by Clarence of the franchise rights granted herein. For this purpose, Franchisee shall obtain and carry property damage and personal liability insurance written by an insurance company or companies qualified to do business in the State of New York. The amounts of such insurance shall be not less than $250,000 for liability due to damage to property, no less than $500,000 for liability due to injury or death of any person, and not less than $1,000,000 for liability due to any one accident. Clarence shall notify Franchisee within thirty (30) days after the presentation of any claim or demand, either by suit or otherwise, made against Clarence on account of any negligence or other conduct on the part of Franchisee.

         (b) Franchisee specifically agrees that it will pay all expenses incurred by Clarence to defend itself in regard to any matter mentioned in paragraph (a), above. These expenses shall include out-of pocket expenses, such as reasonable attorney's fees, and shall include the reasonable value of any service rendered by Clarence's attorneys or their assistants or any other employees of Clarence.

         (c) A certificate evidencing the insurance coverage required by paragraph (a), above, shall be delivered by Franchisee to the Town Clerk' within 60 days of the date of this franchise.

         9. Repair of Property

         Any property of the Town of Clarence damaged or destroyed by reason of any activity undertaken pursuant to this Agreement shall be repaired or replaced within 48 hours by Franchisee and restored to serviceable condition acceptable to the Superintendent of Highways and the Town Engineer. All openings or obstructions in public ways will be protected by fencing or other protective devices at the sole expense of Franchisee. At its own expense Franchisee will disconnect or relocate any of its equipment in public rights-of-way as may be required by the Town by reason of street construction and public safety. If requested by a private party holding an appropriate permit issued by the Town, Franchisee will temporarily raise or lower its lines to enable the moving of any building or structure if expenses related thereto are paid by the requesting party. Franchisee will restore any damage to private property resulting from the installation and operation of its cable television system within thirty(30) days of notice from such property owner.

         10. Equal Employment

         Franchisee shall not refuse to hire or employ, nor bar or discharge from employment, nor discriminate against any person in compensation or in terms, conditions, or privileges of employment because of age, race, creed, color, national origin, or sex.

         11. Additional Regulations

         Clarence reserves the right to adopt such additional regulations as it shall find necessary in the exercise of its police power, provided such regulations are reasonable and not materially in conflict with the rights and privileges granted in this Agreement.

         12. Municipal Inspection

         Clarence reserves the right to inspect all pertinent books, records, maps, plans, financial statements, and other like materials of Franchisee upon reasonable notice during normal business hours.

         13. Responsible Municipal Officer

         The Town Board of Clarence shall be responsible for the continuing administration of this Agreement.

         14. Material Provisions and Severability

         Should any provision of this Agreement be held invalid by any court or regulatory agency of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect.

         15. Approval and Amendment of Provisions

         (a) The terms and provisions of this Agreement are subject to the approval of the New York State Commission on Cable Television.

         (b) Should the Federal Communications Commission or the New York State Commission on Cable Television make such modifications of the provisions of its rules and regulations that would require the amendment of this Agreement, such amendment is hereby agreed upon and such necessary provisions or changes are incorporated herein by reference. Necessary amendments will be made within one year or upon the expiration of this Agreement, whichever occurs first.

         16. Franchise Fees and Reporting

         Franchisee agrees to pay to Clarence for the rights and privileges enjoyed hereunder, a sum equal to three percent (3%) of Franchisee's gross annual receipts attributable to providing the services contemplated in this Franchise Agreement. Such sum shall be paid in semiannual installments within 90 days of the end of each fiscal half year of Franchisee. In addition to the above described franchise fee, Franchisee shall be responsible for all applicable local, state, and federal property, sales, income, and franchise and other taxes or assessments. Franchisee shall provide a financial statement to

Clarence annually, within 90 days of the close of its fiscal year. Such financial reports will be prepared in accordance with generally accepted accounting principals and shall be audited by a public accountant or certified by a senior financial officer of Franchisee.

         17. Future Technology Initiative

         (a) The Franchisee and Clarence recognize that during the period of this Agreement that technology changes in the Cable industry may make new products and services available that may benefit the Town of Clarence and its residents. Both parties agree to evaluate these products and services as they become available. Nothing in this section will require either party to offer a specific service or to purchase it if made available.

         (b) Franchisee agrees to evaluate the feasibility of a school network and a Town business network within the first three years of this Agreement. The evaluation will include a section specifying the rates for these products should the town or school elect to proceed.

The parties have duly executed this agreement as of the date first written above.

                                     TOWN OF CLARENCE

                                     By:   /s/ ANNE L. CASE
                                         -----------------------------------

                                     Title:  Supervisor
                                            --------------------------------

                                     CABLE TV FUND 11-B, LTD
                                     By: Jones Intercable Inc.
                                         its General Partner

                                     By: /s/ RUTH E. WARREN
                                         -----------------------------------
                                         Ruth E. Warren
                                         Group Vice President/Operations